                                                                    EXHIBIT 10.2










                              MANAGEMENT AGREEMENT


                                     BETWEEN


                                CAFE ODYSSEY, LLC
                                       AND
                                H D SPIRITS, INC.

                                    ("OWNER")


                                       AND


                            ODYSSEY RESTAURANTS, LLC

                                   ("MANAGER")

                               TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1  -  Appointment; Resignation and Stock Options...................   1
    1.1       Appointment..................................................   1
    1.2       Resignation and Waiver.......................................   2
    1.3       Stock Options................................................   2
    1.4       Stock Restrictions...........................................   2

ARTICLE 2  -  Term.........................................................   2
    2.1       Term.........................................................   2
    2.2       Termination by Owner.........................................   2
    2.3       Termination by Manager.......................................   3
    2.4       Final Accounting.............................................   3

ARTICLE 3  -  Manager's Responsibility.....................................   4
    3.1       Management...................................................   4
    3.2       Employees; Independent Contractor............................   4
    3.3       Agreement on Annual Plan.....................................   4
    3.4       Implementation of Annual Plan................................   4
    3.5       Operating Account............................................   5
    3.6       Management; Supervision of Restaurants.......................   5
    3.7       Operating Expenses...........................................   5
    3.8       Payroll Records..............................................   6
    3.9       General Record Keeping.......................................   6
    3.10      Communication with Owner.....................................   6
    3.11      Compliance with Laws and Loan Documents......................   6
    3.12      Manager's Responsibility to Provide Information..............   6

ARTICLE 4  -  Management Authority.........................................   6
    4.1       Manager's Authority..........................................   6
    4.2       Contracts....................................................   6

ARTICLE 5  -  Insurance....................................................   7
    5.1       Insurance....................................................   7

ARTICLE 6  -  Financial Reporting..........................................   7
    6.1       Revenue and Expense Records..................................   7
    6.2       Monthly and Quarterly Reports................................   7
    6.3       Additional Financial Information.............................   7
    6.4       Accounting Principles........................................   8

ARTICLE 7  -  Owner's Right to Audit.......................................   8
    7.1       Audit By Owner...............................................   8



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ARTICLE 8  -  Bank Accounts...............................................    8

ARTICLE 9  -  Payment of Expenses.........................................   10
   9.1        Owner's Responsibility for Expenses.........................   10
   9.2        Non-reimbursable and Reimbursable Expenses..................   10

ARTICLE 10  -  Insufficient Income........................................   10
   10.1        Priorities.................................................   10

ARTICLE 11  -  Owner's Obligation.........................................   11
   11.1        Obligations Under Contracts................................   11
   11.2        Management Office..........................................   11
   11.3        Response to Manager's Inquiries............................   11

ARTICLE 12  -  Manager's Liability........................................   11
   12.1        Limitation on Manager's Liability..........................   11
   12.2        Indemnity of Manager.......................................   11

ARTICLE 13  -  Compensation...............................................   12
   13.1        Management Fee.............................................   12
   13.2        Payment Schedule...........................................   13
   13.3        Payment Reconciliation.....................................   13
   13.4        Payments to Accounts of Manager............................   13

ARTICLE 14  -  Right of First Refusal.....................................   13
   14.1        Right of First Refusal.....................................   13

ARTICLE 15  -  Assignment.................................................   14
   15.1        Assignment by Manager......................................   14

ARTICLE 16  -  Cooperation................................................   14
   16.1        Listing Broker.............................................   14

ARTICLE 17  -  Legal Proceedings..........................................   14
   17.1        Legal Proceedings..........................................   14

ARTICLE 18  -  Notices: Authorized Representatives........................   15
   18.1        Notices....................................................   15
   18.2        Authorized Representatives.................................   15

ARTICLE 19  -  Miscellaneous..............................................   15
   19.1        Manager's Rights...........................................   15




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   19.2        Independent Contractor......................................  16
   19.3        Disclaimer of Relationship..................................  16
   19.4        Severability................................................  16
   19.5        Counterparts................................................  16
   19.6        No Blanket Waiver...........................................  16
   19.7        Arbitration.................................................  17
   19.8        Waiver of Jury Trial........................................  17
   19.9        Attorneys' Fees.............................................  18
   19.10       Further Assurances..........................................  18
   19.11       Pronouns....................................................  18
   19.12       Amendments..................................................  18
   19.13       Headings....................................................  18
   19.14       Succession..................................................  18
   19.15       Entire Agreement............................................  18
   19.16       Governing Law...............................................  18


Exhibit A - ITEMS TO BE INCLUDED IN ANNUAL PLAN

Exhibit B - INSURANCE REQUIREMENTS









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
                              MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT ("Agreement") is entered into effective as of the _____ day of May, 2000, between Cafe Odyssey, LLC, a Minnesota limited liability company ("CO"), H D Spirits, Inc., a Minnesota corporation ("HD") (CO and HD are hereinafter collectively called "Owner"), and Odyssey Restaurants, LLC, a Minnesota limited liability company, (hereinafter called "Manager"):

                                   WITNESSETH:

          WHEREAS, CO expects to acquire from PopMail.com, Inc. ("PopMail") the Cafe Odyssey Restaurant located in the Mall of America in Bloomington, Minnesota which is leased from Mall of America Company pursuant to a Lease dated August 4, 1997 (the "MOA Lease") and CO expects to acquire from PopMail the Cafe Odyssey Restaurant located in the Denver Pavilions Shopping Center in Denver, Colorado which is leased from Denver Pavilions, L.P. pursuant to a Lease dated May 12, 1998 (the "Denver Lease") (the MOA Lease and the Denver Lease are individually referred to herein as a "Lease" and collectively referred to herein as the "Leases") (such restaurants are individually referred to herein as "Restaurant" and collectively referred to herein as the "Restaurants"); and,

          WHEREAS, HD is the holder of the liquor license which permits the sale of liquor for consumption on the premises demised under the MOA Lease; and

          WHEREAS, Owner, if it acquires the Restaurants, wishes to obtain the benefits of Manager's expertise in managing restaurant operations by contracting with Manager to manage the Restaurants, subject to the terms and provisions of this Agreement; and Manager, for a fee and pursuant to the terms and provisions of this Agreement, agrees to manage the Restaurants on behalf of Owner;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

                   APPOINTMENT; RESIGNATION AND STOCK OPTIONS

          1.1 APPOINTMENT. Owner appoints Manager to manage the Restaurants on behalf and at the expense of Owner and to provide the services required under this Agreement. Manager accepts such appointment and undertakes to perform such services during the term of this Agreement on the terms and conditions set forth herein. Notwithstanding anything to the contrary in this Agreement, Owner's appointment of Manager to manage the Cafe Odyssey Restaurant located in the Denver Pavilions Shopping Center shall not become effective unless and until Owner has obtained all consents and approvals which are necessary for PopMail to assign and transfer to Owner the tenant's rights under the Denver Lease and all assets used in connection with the Cafe Odyssey Restaurant located in the Denver Pavilions Shopping Center including the approval of the Denver Department of Excise and License to the transfer of the liquor license for the premises from PopMail to Owner. Any delay in obtaining, or any failure to obtain, all of such consents and approvals shall not, however, affect Owner's obligation to pay Manager the Management Fee in accordance with and subject to the terms and conditions of this Agreement.

          1.2 RESIGNATION AND WAIVER. By his signature below, Ronald K. Fuller, hereby resigns from each of his positions as an officer and employee of Owner and PopMail (and each of its subsidiaries) effective as of the date of this Agreement and waives any and all rights which he might otherwise have under any employment agreements with Owner or PopMail including, without limitation, any rights under that certain Employment Agreement dated as of March 17, 1997 with Cafe Odyssey, Inc., as amended by an Amendment dated July 27, 1999.

          1.3 STOCK OPTIONS. Notwithstanding anything to the contrary in any agreement between Ronald K. Fuller or Thomas W. Orr and PopMail, Ronald K. Fuller and Thomas W. Orr shall each have two (2) years from the date of this Agreement to exercise any rights which they now have to acquire stock of PopMail or any successor thereto pursuant to the exercise of stock options of PopMail, to the extent vested on the date hereof.

          1.4 STOCK RESTRICTIONS. By its signature below, PopMail hereby waives and forever releases any lockup rights or other restrictions that would preclude Ronald K. Fuller or Thomas W. Orr from disposing of any stock, warrants or other equity interests in PopMail or any successor thereto. In addition, PopMail agrees to provide reasonable assistance to Ronald K. Fuller to obtain release of Ronald K. Fuller's shares of PopMail stock from escrow with the State of Minnesota.

                                    ARTICLE 2

                                      TERM

          2.1 TERM. The term of this Agreement shall commence as of the date hereof, and, unless sooner terminated pursuant to Section 2.2, 2.3 or 2.4, shall continue until the earlier of (i) the day prior to the third anniversary of this Agreement, or (ii) the date on which both of the Restaurants are sold or substantially all of the stock or assets of Owner are sold, or (iii) the date on which both of the Restaurants are closed, or (iv) the date on which Ronald K. Fuller is not providing a substantial portion of the essential management services to be performed by Manager under this Agreement.

          2.2 TERMINATION FOR CAUSE BY OWNER. Owner shall have the right to terminate this Agreement at any time by giving five (5) days' prior written notice of such termination to Manager upon the occurrence of any of the following events ("Events of Default"):



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          (a)  Manager willfully fails to perform its material obligations or is grossly negligent in such performance hereunder in any material respect if such failure or negligence continues for a period of thirty (30) days after Manager receives written notice of such failure to perform from Owner;

          (b)  The commission of a felony by Ronald K. Fuller;

          (c) The theft or embezzlement of Company property by Manager or any of its governors, managers, members or employees or similar acts by Ronald K. Fuller involving moral turpitude; or

          (d) The abuse of drugs or alcohol by Ronald K. Fuller which, in the judgment of Owner, has rendered him incapable of carrying out his duties on behalf of Manager.

          2.3 TERMINATION BY MANAGER. Manager shall have the right to terminate this Agreement at any time by giving five (5) days' prior written notice of such termination to Owner if Owner fails to perform any of its obligations under this Agreement in any material respect and such failure continues for a period of thirty (30) days after Owner receives written notice of such failure to perform from Manager.

          2.4 TERMINATION WITHOUT CAUSE. Either party shall have the right to terminate this Agreement at any time and for any reason by giving thirty (30) day's prior written notice of such termination to the other party.

          2.5 FINAL ACCOUNTING. Upon termination of this Agreement for any reason, Manager shall deliver to Owner the following:

          (a) a final accounting, reflecting the balance of the Operating Account (as hereinafter defined), as of the date of termination, to be delivered within sixty (60) days after such termination;

          (b) any monies of Owner held by Manager with respect to the Restaurants to be delivered within three (3) business days after termination; and,

          (c) all records, contracts, unpaid bills and other papers or documents which pertain to the Restaurants, to be delivered within three (3) business days after such termination.


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                                    ARTICLE 3

                            MANAGER'S RESPONSIBILITY

          3.1 MANAGEMENT. Manager shall manage the Restaurants in a manner commensurate with that of first-class managers of restaurants of a size, character and quality comparable to the Restaurants. Manager shall comply with all licensing and similar requirements of the applicable governmental authorities relating to performance by Manager of its duties hereunder.

          3.2 EMPLOYEES; INDEPENDENT CONTRACTOR. Manager shall, on behalf of Owner, employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain and account for the Restaurants. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager; provided that Manager shall have no authority to enter into any employment contract on behalf of Owner that provides for annual compensation in excess of $75,000 or which will not be terminable on thirty (30) days' prior written notice unless Manager obtains Owner's prior written consent thereto. If Manager requests Owner's consent to any such contract, Owner shall respond to such request within ten (10) days after receiving such request. Manager shall fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer/employee related subjects. This Agreement is not one of general agency between Manager and Owner, but one in which Manager is engaged independently in the business of managing Restaurants on behalf of Owner as an independent contractor, and in that respect has only limited agency as specifically set forth in this Agreement.

          3.3 AGREEMENT ON ANNUAL PLAN. On or before November 1 of each calendar year, Manager shall prepare and submit to Owner for Owner's approval, an annual plan ("Annual Plan") for the Restaurants for the ensuing calendar year, which Annual Plan shall include the items set forth in Exhibit A attached hereto and made a part hereof. Owner shall have a period of thirty (30) days in which to approve the Annual Plan or to notify Manager in writing of the reasons for Owner's disapproval thereof. Owner shall have the right from time to time during each calendar year to revise the Annual Plan. In addition, Manager shall have the right to submit a revised Annual Plan to Owner for Owner's approval during any calendar year if Manager deems revisions to the Annual Plan necessary. Owner shall have a period of fifteen (15) days after receipt of any such revised Annual Plan from Manager in which to notify Manager of Owner's approval of the revised Annual Plan or the reasons for Owner's disapproval thereof.

          3.4 IMPLEMENTATION OF ANNUAL PLAN. When approved by Owner, Manager shall implement the Annual Plan and shall be authorized, without the need of further approval by the Owner, to make the expenditures and incur the obligations provided for in the budget included as part of the Annual Plan (the "Budget"). Except as otherwise provided below, Manager shall not, without the prior written consent of Owner, make any expenditure on behalf of Owner for a budgeted


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
item in excess of five (5) percent more than the amount set forth for such item in the most recent Annual Plan that has been approved for the period in question by Owner. Notwithstanding the foregoing, if an emergency involving manifest danger to life or property exists with respect to which expenditures are necessary for the preservation or the safety of the Restaurants, for the safety of customers of the Restaurants, or to avoid the suspension of any necessary service to the Restaurants, such expenditures may be made by Manager without the prior approval of Owner; provided that Manager shall promptly notify Owner of any such expenditures.

          3.5 OPERATING ACCOUNT. All revenues of the Restaurants shall be deposited in the Operating Account (hereinafter defined).

          3.6 MANAGEMENT; SUPERVISION OF RESTAURANTS. Manager shall, at Owner's expense, institute, contract for or on behalf of Owner, and supervise all repairs, decorations and alterations, including the administration of a preventive maintenance program for all mechanical, electrical and plumbing systems and equipment in the Restaurants; provided that such (unless the same relate to emergencies) are included in an approved Annual Plan or in an authorization by Owner pursuant to Section 4.2. Manager shall, at Owner's expense, institute and supervise all operational and accounting activities of the Restaurants including, but not limited to, the following:

          (a)  the provision of all restaurant services to the public;

          (b)  advertising;

          (c)  cleaning;

          (d)  security service;

          (e) all plumbing, electrical, HVAC and other systems servicing the Restaurants;

          (f)  a preventive maintenance program;

          (g)  necessary repairs to the Restaurants; and

          (h) administration and reporting of financial activities related to the Restaurants.

          3.7 OPERATING EXPENSES. Manager shall obtain and verify bills for operating expenses (including all amounts payable to the landlords under the Leases) and pay from funds in the Operating Account (as hereinafter defined) such operating expenses on behalf of Owner and at Owner's expense. Manager shall, on behalf of Owner, contest any such operating expenses which Owner requests Manager to contest and shall pursue any such contest diligently. In the event Manager believes that any operating expenses should be contested, Manager may request Owner's consent to contest such operating expenses, which consent shall not be unreasonably withheld, conditioned or delayed.



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          3.8  PAYROLL RECORDS. Manager shall, at Owner's expense, prepare all payrolls and maintain comprehensive payroll records.

          3.9 GENERAL RECORD KEEPING. Manager shall maintain complete and readily identifiable records and files on all matters pertaining to the Restaurants including, without limitation, all revenues and expenditures, service contracts and any records required to be maintained by Owner under the Leases. Such records and files shall be maintained at the respective Restaurants and/or at the offices of Manager.

          3.10 COMMUNICATION WITH OWNER. Manager shall be available for communications with Owner and will keep Owner advised of all material items affecting the Restaurants.

          3.11 COMPLIANCE WITH LAWS AND LOAN DOCUMENTS. Manager shall use all reasonable efforts to assure compliance with federal, state and municipal laws, ordinances, regulations and orders relating to the use, operation, repair and maintenance of the Restaurants and with the rules, regulations or orders of the local board of fire underwriters or other similar body. Manager shall promptly notify Owner of any violation of any such law, ordinance, rule, regulation or order which comes to its attention and, at Owner's request, will remedy the same at Owner's expense. Manager shall also comply with all of the requirements of the Leases and the provisions of any loan documents encumbering the Restaurants (provided copies are supplied by Owner to Manager) to the extent the same relate to matters for which Manager is responsible pursuant to the terms hereof.

          3.12 MANAGER'S RESPONSIBILITY TO PROVIDE INFORMATION. Manager specifically agrees to furnish any and all other information reasonably requested by Owner after reasonable notice from Owner and within a reasonable time after such notice.

                                    ARTICLE 4

                              MANAGEMENT AUTHORITY

          4.1 MANAGER'S AUTHORITY. Manager's authority is expressly limited to the provisions set forth in this Agreement as the same may be amended in writing from time to time by Owner and mutually agreed to and accepted by Manager in writing.

          4.2 CONTRACTS. Manager shall direct and supervise the maintenance and operation of the Restaurants as approved by Owner in the approved Annual Plan, and in connection therewith may, on Owner's behalf and at Owner's expense, enter into contracts for services including, but not limited to, cleaning, security, pest control, labor, supplies and utility services. Copies of such contracts shall be delivered to Owner by Manager promptly following execution. Subject to compliance with the Annual Plan, such contracts shall contain terms and provisions reasonably deemed by Manager to be appropriate and in the interests of Owner, and shall be negotiated and



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entered into by Manager for the account of Owner and in the name of Owner. In the alternative and at Manager's discretion, Manager may present such contracts to Owner for signature and Owner agrees to sign and return such contracts to Manager promptly so long as such contracts comply with the requirements hereof. All service contracts shall be terminable by Owner on thirty (30) days' notice, unless such requirement is waived by Owner. Owner agrees that Manager may enter into contracts for services for the Restaurants with persons that are affiliated with Manager; provided that such agreements do not result in expenditures or concessions by Owner in excess of the amount or terms that would be paid or agreed to by Owner in arm's length agreements with unrelated parties in the same geographic area as the respective Restaurants. Manager shall provide fifteen
(15) days' prior written notice to Owner before entering into any agreement between Owner and Manager or any affiliate thereof and Manager shall provide fifteen (15) days' prior written notice to Owner of any payment (except for the Management Fee, the Reimbursable Expenses and payments pursuant to agreements referred to in the preceding sentence) made between Owner and Manager or any affiliate thereof.

                                    ARTICLE 5

                                    INSURANCE

          5.1 INSURANCE. Owner, at Owner's expense, shall cause to be obtained and maintained in full force and effect the types and amounts of insurance described in Exhibit B attached hereto and made a part hereof.

                                    ARTICLE 6

                               FINANCIAL REPORTING

          6.1 REVENUE AND EXPENSE RECORDS. Manager, in the discharge of its duties hereunder, shall maintain adequate revenue and expense records for the Restaurants, which shall be supported by sufficient documentation to ascertain that entries are properly and accurately recorded.

          6.2 MONTHLY AND QUARTERLY REPORTS. No later than ten (10) days after the end of each calendar month, Manager shall deliver to Owner a statement of the operating income or loss for such month for each of the Restaurants. No later than twenty (20) days after the end of each calendar quarter, Manager shall deliver to Owner an explanation of the nature and extent of any variations between the estimated revenues and expenses for such quarter, as projected in the Annual Plan, and the actual revenues and expenses for such quarter. Owner may, upon five (5) days' prior notice, require the aforementioned quarterly reports to be provided on a monthly basis.

          6.3 ADDITIONAL FINANCIAL INFORMATION. Manager shall maintain the originals or copies of the following for at least two calendar years:

          (a) all bank statements, bank deposit slips, and bank reconciliations;


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          (b)  detailed cash receipts and disbursements records;

          (c)  detailed trial balance;

          (d)  paid invoices;

          (e)  summaries of adjusting journal entries;

          (f) supporting documentation for payroll, payroll taxes, and employee benefits; and

          (g) any other records which Owner is required to maintain under the Leases.

          6.4 ACCOUNTING PRINCIPLES. All financial statements and reports shall be prepared in accordance with generally accepted accounting principles.

                                    ARTICLE 7

                             OWNER'S RIGHT TO AUDIT

          7.1 AUDIT BY OWNER. Upon reasonable notice and during regular business hours, Owner may conduct examinations of the books and records maintained for Owner by Manager no matter where such books and records are maintained by Manager. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities either at the Restaurants or at any office of Manager; provided such audit tests are related to those activities performed by Manager for Owner. Should Owner discover either material deficiencies in internal controls or error in record keeping, Manager shall correct such discrepancies within a reasonable period of time, at Manager's expense. Manager shall inform Owner in writing of the action taken to correct such audit discrepancies.

                                    ARTICLE 8

                                  BANK ACCOUNTS

          Manager shall open and maintain in such banks as the Owner may from time to time direct, and at the Owner's expense, at least one account for each of the Restaurants (herein collectively called the "Operating Account"), in the name of the Owner (so that at all times the funds deposited therein shall be the sole and exclusive property of the Owner), and shall deposit in such account all sums collected or otherwise received by Manager for or on behalf of the Owner and pay to the Owner so much thereof as may be requested by the Owner from time to time so long as sufficient funds remain in the Operating Account at all times to operate the Restaurants in accordance with the Annual Plan. The Manager is authorized, as the agent of the Owner, to draw on such account for payment, on behalf and in the name of the Owner and when required in connection with the operation or maintenance of the Restaurants, of the following expenses to the extent included in the approved Budget or Annual Plan (herein called "Operating Expenses"):

          (a) cost of the gross salary, bonuses and other types of compensation, or pro rata share thereof, to include payroll taxes, insurance, worker's compensation and other benefits, of employees and related staff;

          (b) cost of general accounting, financial and tax reporting services which are within the reasonable scope of Manager's responsibility to Owner and all other financial reporting requested by Owner;

          (c)  costs of supplies and food;

          (d)  costs of smallwares;

          (e)  costs of furniture, fixtures and equipment;

          (f) cost of forms, paper, ledgers and other supplies and equipment used in the Manager's office;

          (g) cost of insurance permitted or required to be maintained by Manager pursuant to the provisions of this Agreement;

          (h) cost to correct any violation of federal, state and municipal laws, ordinances, regulations and orders relative to the use, repair and maintenance of the Restaurants, or related to the rules, regulations or order of the local board of fire underwriters or other similar body;

          (i) cost of legal fees of attorneys, provided such attorneys have been designated by Owner;

          (j)  cost of service contracts and cost of on-site utilities;

          (k)  cost of capital expenditures;

          (l)  cost of advertising;

          (m) Management Fee (payable as provided in Article 13 whether or not included in the Budget);

          (n) Expense Reimbursements (as provided in Article 9 whether or not included in the Budget);

          (o)  cost of audits as required by Owner;

          (p) any and all other costs necessary to the management, operation and maintenance of the Restaurants which are within the approved Budget;

          (q) the cost of any extraordinary expenses as provided in Section 3.4 (whether or not included in the Budget); and

          (r) any other costs approved by Owner (whether or not included in the Budget).

                                    ARTICLE 9

                               PAYMENT OF EXPENSES

          9.1 OWNER'S RESPONSIBILITY FOR EXPENSES. Owner shall be responsible for, and Manager shall pay directly from the Operating Account, those Operating Expenses as defined in Article 8 which are incurred by Manager in managing and operating the Restaurants.

          9.2 NON-REIMBURSABLE AND REIMBURSABLE EXPENSES. Cost of gross salaries and wages, payroll taxes, insurance, worker's compensation and other benefits of Manager's officers shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner unless otherwise approved by Owner in an approved Budget. Any expenses for travel, food and lodging incurred by Manager's officers and employees in connection with travel to and from the Restaurants shall be paid for by Manager and shall not be reimbursed by Owner. All other reasonable and out of pocket expenses for travel, food and lodging (the "Reimbursable Expenses") incurred by Managers' officers and employees in performing services pursuant to this Agreement shall be paid by Owner as an Operating Expense, but only if approved in advance in writing by Owner.

                                   ARTICLE 10

                               INSUFFICIENT INCOME

          10.1 PRIORITIES. If at any time, the cash in the Operating Account shall not be sufficient to pay the bills and charges which may be incurred with respect to the Restaurants, Manager shall not be obligated to pay said expenses and charges from its own account. Manager shall notify Owner upon awareness of a cash shortage or pending cash shortage and Owner shall determine payment priority. After Manager has paid, to the extent of available cash, all bills and charges based upon the priorities established by Owner, Manager shall submit to Owner a statement of all remaining unpaid bills. Owner shall thereafter and without undue delay provide sufficient monies to pay any unpaid expenses properly payable by Owner.

                                   ARTICLE 11

                               OWNER'S OBLIGATION

          11.1 OBLIGATIONS UNDER CONTRACTS. Owner hereby assumes all obligations under any contract which Manager shall execute on behalf of Owner under the terms of this Agreement, and shall indemnify and hold Manager harmless from all liabilities, costs, and expenses arising in connection with such contracts.

          11.2 MANAGEMENT OFFICE. Owner shall provide Manager with a management office at the Restaurants. All costs incurred by Manager in connection with such office shall be paid by Owner; provided, however, that such costs shall be in accordance with the limitations set forth in the approved Budget or otherwise in this Agreement and provided further that if more than one project is managed from the management office in a Restaurant, costs associated therewith shall be equitably allocated among the projects managed therefrom.

          11.3 RESPONSE TO MANAGER'S INQUIRIES. Owner shall use all reasonable efforts to respond promptly to all inquiries and requests for Owner's consent made by Manager pursuant to this Agreement, but Owner shall, in any event, be obligated to respond within ten (10) days after such inquiry or request except to the extent a different time period for response is specified in this Agreement.

                                   ARTICLE 12

                              MANAGER'S LIABILITY

          12.1 LIMITATION ON MANAGER'S LIABILITY. Manager shall not be liable or accountable, in damages or otherwise, to Owner for any act performed or failure to act by it in good faith, unless such act or failure to act is attributable to fraud, gross negligence, willful misconduct, or material breach of the terms and provisions of this Agreement; provided, however, that Manager shall not be liable or accountable, in damages or otherwise, to Owner for any breach of the terms and provisions of this Agreement with respect to which Manager can establish that (i) such act or failure to act was undertaken with due regard for the terms and provisions of this Agreement and (ii) in the reasonable good faith judgment of Manager, such act or failure to act was not a material violation of the terms and provisions of this Agreement.

          12.2 INDEMNITY OF MANAGER. Owner agrees to indemnify and save harmless Manager, its governors, members, officers and employees and each of them (individually and collectively the "Indemnitees"), from and against any and all claims made or asserted for any losses, claims, damages or injury of any kind or nature whatsoever (including death resulting therefrom) in connection with Manager's management and operation of the Restaurants; provided that such indemnification shall not extend to claims attributable to Manager's fraud, gross negligence, willful misconduct, or material breach of the terms and provisions of this Agreement, but only to the extent such claims are based on Manager's fraud, gross negligence, willful misconduct or material breach of the terms of this Agreement. Notwithstanding the foregoing, such indemnification shall extend to claims resulting from breach of the terms and provisions of this Agreement if Manager can establish that (i) such act or failure to act was undertaken with due regard for terms and provisions of this Agreement and (ii) in the reasonable good faith judgment of Manager, such act or failure to act was not a material violation of the terms and provisions of this Agreement. Owner agrees to and does hereby assume on behalf of the Indemnitees, the defense of any action at law or in equity which may be brought against the Indemnitees, based on a claim for which indemnification is permitted pursuant to the terms hereof.

                                   ARTICLE 13

                                  COMPENSATION

          13.1 MANAGEMENT FEE. Owner shall pay to Manager, as remuneration for its services in accordance with the terms of this Agreement, an annual management fee ("Management Fee") during the term of this Agreement, as set forth herein. For so long as Thomas W. Orr remains employed by PopMail in his current position, the Management Fee shall be equal to $451,836.00 per year or a pro rata portion thereof for any partial year. If Thomas W. Orr is no longer employed by PopMail in his current position, the Management Fee shall, after the end of such employment, be equal to $675,000 per year or a pro rata portion thereof for any partial year. Notwithstanding anything to the contrary in this Agreement, if Thomas W. Orr is not providing a significant portion of the essential management services to be performed by Manager under this Agreement, the annual Management Fee as described in either of the preceding two sentences shall be reduced by Two Hundred Twenty-Three Thousand One Hundred Sixty-Four Dollars ($223,164) per year. Owner's obligation to pay the Management Fee shall continued unabated notwithstanding the termination of this Agreement in accordance with Article 2 hereof, except that Owner's obligation to pay the Management Fee shall terminate simultaneously with the termination of this Agreement if this Agreement is terminated for any reason after the second anniversary of this Agreement and Owner's obligation to pay the Management Fee shall terminate simultaneously with the termination of this Agreement if this Agreement is terminated prior to the second anniversary of this Agreement pursuant to (a) Section 2.1(ii) (but only if both of the Restaurants or substantially all of either the stock or assets of Owner are sold to Manager),
(b) Section 2.1(iii) (but only if the closure of the Restaurants results from casualty or condemnation), (c) Section 2.1(iv), (d) Section 2.2, or (e) Section
2.4 (but only if this Agreement is terminated by Manager pursuant to Section 2.4). If this Agreement is terminated prior to the second anniversary of this Agreement for any reason other than the reasons specified in the preceding sentence, then Owner shall be obligated to pay Manager a Termination Fee which shall be based upon the number of days remaining (from and after the effective date of such termination) during the first two years of the term of this Agreement. The Termination Fee shall be equal to the sum of (a) the product arrived at by multiplying the number of days remaining in the first year of this Agreement by $1,473.97 per day, plus (b) the product arrived at by multiplying the number of days remaining in the second year of this Agreement by $1,063.01. For example, if there are 400 days remaining (from and after the effective date of such termination) during the first two years of the term of this Agreement, the Termination Fee shall be

$439,588.95 (i.e. (35 x $1,473.97) plus (365 x $1,063.01)). Any such Termination
Fee shall be payable in equal monthly installments on the first and fifteenth day of each month beginning immediately after the effective date of such termination and continuing until the second anniversary of this Agreement.

          13.2 PAYMENT SCHEDULE. Notwithstanding that the Management Fee shall be determined and reconciled as an annual fee, it shall be payable in equal installments on the first and fifteenth day of each month, commencing on the date of this Agreement; provided that the Management Fee shall be prorated for any partial month within the term of this Agreement. For so long as Thomas W. Orr remains employed by PopMail in his current position, the installment payable on the first and fifteenth day of each month shall be $18,826.50. If Thomas W. Orr is no longer employed by PopMail in his current position, the installment payable thereafter on the first and fifteenth day of each month shall be $28,125. Notwithstanding anything to the contrary in this Agreement, each of the bi-monthly installments of the Management Fee as described in the preceding two sentences shall be reduced by Nine Thousand Two Hundred Ninety-Eight and 50/xx Dollars ($9,298.50) if Thomas W. Orr is no longer providing a significant portion of the essential management services to be performed by Manager under this Agreement.

          13.3 PAYMENT RECONCILIATION. Within sixty (60) days after the end of each calendar year, or sixty (60) days after the earlier termination of this Agreement, there shall be an adjustment prepared by Manager between Owner and Manager, with payment to Manager or repayment by Manager to Owner, as appropriate, so that Manager receives the Management Fee provided for herein and calculated as stated above. The Management Fee provided for herein, and the installment payments on account of such Management Fee, shall be adjusted on a proportionate basis for any partial month or partial half month installment period during the term of this Agreement.

          13.4 PAYMENTS TO ACCOUNTS OF MANAGER. The Management Fee and any reimbursements to be made to Manager pursuant to the terms of this Agreement shall be transferred by Manager from the Operating Account into such accounts as may be designated by Manager from time to time or may be paid directly to Manager at Manager's option.

                                   ARTICLE 14

                             RIGHT OF FIRST REFUSAL

          14.1 RIGHT OF FIRST REFUSAL. Owner hereby grants to Manager during the term of this Agreement a right of first refusal to purchase either or both of the Restaurants or all or substantially all of the assets of, or the equity interests in, Owner upon the same terms and conditions as are offered for any of the foregoing by any third party purchaser and which are acceptable to Owner. If Owner should receive any such acceptable offer, Owner shall give Manager written notice (the "Notice") of all of the terms and conditions thereof and Manager shall have thirty (30) days after the date on which Manager receives such notice (the "Notice Date") in which to exercise its right of first refusal by giving its written notice of acceptance to Owner. Manager must consummate such purchase within one hundred twenty (120) days after the Notice Date upon the same terms and conditions as set forth in the Notice. If Manager fails to exercise its right of first refusal within thirty (30) days after the Notice Date, then Owner shall be permitted to consummate the sale to the third party so long as the closing is completed within one hundred twenty (120) days after the Notice Date upon the same terms and conditions as set forth in the Notice. If the sale is not consummated within one hundred twenty (120) days after the Notice Date upon the same terms and conditions as set forth in the Notice, then Owner must once again comply with all of the notice provisions contained in this Section before consummating any such sale to a third party.

                                   ARTICLE 15

                                   ASSIGNMENT

          15.1 ASSIGNMENT BY MANAGER. Manager shall not transfer or assign this Agreement or any part thereof or any of its rights or obligations hereunder without the prior written consent of Owner. The consent of Owner to one or more assignments of this Agreement shall not be construed as, or result in, the consent by Owner to any further or future assignment or assignments. Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void.

                                   ARTICLE 16

                                   COOPERATION

          16.1 LISTING BROKER. If Owner executes a listing agreement with a broker for the sale by the Owner of either of or both of the Restaurants, Manager shall cooperate with such broker to the end that the respective activities of Manager and broker may be carried on without friction and without interference to the conduct of business at the Restaurants. Manager shall permit the broker to exhibit the Restaurants during reasonable business hours after reasonable notice to Manager. Manager shall not be entitled to any portion of the commission or other compensation payable to any such broker.

                                   ARTICLE 17

                                LEGAL PROCEEDINGS

          17.1 LEGAL PROCEEDINGS. If any claims, demands, suits or other legal proceedings are instituted by any person against Owner or the title holder of the Restaurants which arise out of any of the matters relating to this Agreement, Manager shall (without expense to Manager, but without any charge to Owner for any time devoted thereto by Manager's governors, officers, managers or employees) give Owner all pertinent information and reasonable assistance in the defense or other disposition thereof.

                                   ARTICLE 18

                       NOTICES: AUTHORIZED REPRESENTATIVES

          18.1 NOTICES. Any notice or report provided for or permitted under this Agreement shall be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Minnesota time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the third (3rd) day after deposit in the mail postage prepaid, if properly addressed (i) if to Owner, to PopMail.com, Inc., c/o BaryCenter Capital Management, 8260 NorthCreek Drive, Suite 140, Cincinnati, OH 45236, Attention: Stephen D. King, with a copy to Maslon Edelman Borman & Brand, LLP, 3300 Norwest Center, Minneapolis, MN 55402, Attention: Counsel for PopMail.com, Inc., or (ii) if to Manager, to Odyssey Restaurants, LLC, a Minnesota limited liability company, Attention: 500 16th Street, Suite 350, Denver, CO 80202, Attention: Thomas W. Orr, with a copy to Senn Lewis & Visciano, 1801 California Street, Suite 4300, Denver, CO 80202,
Attention: Mark A. Senn; or to such other address as Owner may specify in a written notice to Manager or Manager may specify in a written notice to Owner in accordance with this Section 18.1.

          18.2 AUTHORIZED REPRESENTATIVES. Subject to the other requirements of this Agreement, Owner and Manager agree that the following persons on behalf of each such party are entitled to act on its behalf in dealing with the other party and such other party shall be entitled to rely thereon:

          On behalf of Owner:       Stephen D. King

          On behalf of Manager:     Thomas W. Orr
                                    Ronald K. Fuller

Manager and Owner shall each have the right to designate additional or substitute persons as authorized representatives by written notice to the other.

                                   ARTICLE 19

                                  MISCELLANEOUS

          19.1 MANAGER'S RIGHTS. Manager shall not be required to work exclusively for Owner during the term of this Agreement, but may set its own schedule and working hours sufficient to permit satisfactory performance under this Agreement. Manager is free to devote its time and attention to such other activities as it deems appropriate, including other consulting and management work (including management of other restaurants, including but not limited to other Cafe Odyssey Restaurants), so long as its services to Owner are not comprised thereby. In particular, and without limiting the generality of the foregoing, Manager shall be entitled to negotiate for and consummate the purchase of either or both of the Restaurants, the purchase of all or substantially all of the assets or stock of Owner, and be involved in the ownership and management of other restaurants, including, but not limited to, the ownership and management of Cafe Odyssey Restaurants as contemplated in that certain License and Credit Enhancement Agreement of even date herewith between Manager and Owner.

          19.2 INDEPENDENT CONTRACTOR. Manager shall perform the services set forth herein as an independent contractor and not as a servant, employee, or partner of Owner. The parties hereby make explicit their intention that Manager shall in all respects operate as an independent contractor and shall not be deemed an employee of Owner for any purpose whatsoever. Manager shall not be treated as an employee of Owner for federal income tax purposes or otherwise, and no compensation under this Agreement shall be subject to FICA taxes or federal or state income tax withholding; Manager will be responsible for payment of federal and state income tax on all compensation earned pursuant to this Agreement.

          19.3 DISCLAIMER OF RELATIONSHIP. The relationship between Owner and Manager shall be that of owner and manager only. No term in this Agreement and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership, joint venture or franchisor-franchisee, nor to create any relationship of parent-subsidiary or any other affiliation between the parties.

          19.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          19.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument to the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another identical counterpart of this Agreement, but having attached to it one or more additional signature pages.

          19.6 NO BLANKET WAIVER. In the event of a waiver of a default by either party under this Agreement, such waiver shall not operate as a waiver of any subsequent default.

          19.7 ARBITRATION. Any disputes that may arise between the parties under this Agreement, or with respect to or arising out of subject matter hereof, shall be submitted to arbitration in the state of, and pursuant to the laws of, Minnesota under the following procedure:

          (1) Any party hereto (the "Initiating Party") can declare a dispute to be irreconcilable, thereby invoking binding arbitration, by giving notice thereof in accordance with the provisions of Section 10 hereof. Such notice shall identify the Initiating Party's designated independent arbitrator. Each arbitrator appoint pursuant to this Section 19.6 shall have at least ten (10) years of experience in the field of restaurant operations and management.

          (2) The party so notified (the "Responding Party") shall then have twenty (20) days to identify the Responding Party's designated independent arbitrator by notice to the Initiating Party and by having the Responding Party's designated arbitrator contact the Initiating Party's designated arbitrator within said twenty (20) days. If the Responding Party fails to do so, the Initiating Party may designate the Responding Party's arbitrator.

          (3) The two arbitrators shall, within twenty (20) days of the date they initially make contact, designate a third arbitrator. If the two arbitrators cannot agree within said twenty (20) days on a third arbitrator, then the two arbitrators shall petition the District Court of Hennepin County, Minnesota, to appoint the third arbitrator.

          (4) Notwithstanding anything herein to the contrary, at the time an Initiating Party invokes binding arbitration, the Initiating Party may request that the Responding Party agree upon a single arbitrator to determine the matter, in which event the arbitration shall proceed before, and be determined by, the single arbitrator agreed upon by the parties.

          (5) The arbitrators, using procedures of the American Arbitration Association or any like organization acceptable to the arbitrators, shall determine liability and damages, if any, to be awarded. The parties shall each advance their proportionate share of any advance fees required to be paid to the arbitrators. The losing party shall pay all arbitration fees and shall also be liable for attorneys' fees incurred by the successful party. Should the arbitrators determine that both parties bear some liability in connection with the dispute, then the arbitrators shall assess arbitration and attorneys' fees as they deem appropriate under the circumstances.

          (6) The award of the arbitrators shall be final and binding and may be enforced by the District Court of Hennepin County, Minnesota.

          19.8 WAIVER OF JURY TRIAL. NOTWITHSTANDING THE PROVISIONS OF THE PRECEDING SECTION, SHOULD ANY PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BE CONDUCTED IN THE COURTS OF MINNESOTA, OR ANY OTHER JURISDICTION, THE PARTIES EACH WAIVE TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

          19.9 ATTORNEYS' FEES. If any action (including a lawsuit, arbitration, mediation, or administrative proceeding) is brought for or on account of any breach of this Agreement, or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the substantially prevailing party shall be entitled to receive from the other party attorneys' fees and costs (including without limitation expert witness and consulting fees) incurred in the action.

          19.10 FURTHER ASSURANCES. Each party agrees to do such things, perform such acts and make, execute acknowledge and deliver such documents as may be reasonably necessary or proper to insure that the purpose and intent of this Agreement are accomplished.

          19.11 PRONOUNS. The pronouns used in this Agreement referring to Manager or Owner shall be understood and construed to apply whether Manager or Owner is an individual, partnership, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the others and may be used interchangeably with the same meaning.

          19.12 AMENDMENTS. Any and all amendments to this Agreement shall be null and void unless approved by the parties in writing.

          19.13 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

          19.14 SUCCESSION. This Agreement shall be binding upon and inure to the benefit of Owner, its successors and assigns, and shall be binding upon and inure to the benefit of Manager, its successors and permitted assigns.

          19.15 ENTIRE AGREEMENT. This Agreement hereto constitutes the entire Agreement between Owner and Manager.

          19.16 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, Owner and Manager have executed this Agreement effective as of the date first set forth above.

                                      MANAGER

                                      ODYSSEY RESTAURANTS, LLC



                                      By:    /s/ R.K. Fuller
                                          --------------------------------------
                                      Name:  Ronald K. Fuller
                                           -------------------------------------
                                      Title: Chief Operating Manager
                                             -----------------------------------



                                      OWNER

                                      CAFE ODYSSEY, LLC



                                      By:    /s/Stephen D. King
                                          --------------------------------------
                                      Name:  Stephen D. King
                                           -------------------------------------
                                      Title: Chief Operating Manager
                                             -----------------------------------


                                      H D SPIRITS, INC.



                                      By:    /s/Stephen D. King
                                          --------------------------------------
                                      Name:  Stephen D. King
                                           -------------------------------------
                                      Title: Secretary
                                             -----------------------------------


                                      POP.MAIL.COM, INC.



                                      By:    /s/Stephen D. King
                                          --------------------------------------
                                      Name:  Stephen D. King
                                           -------------------------------------
                                      Title: Chief Executive Officer
                                             -----------------------------------


                                                  /s/ R.K. Fuller
                                      ------------------------------------------
                                      Ronald K. Fuller, Individually

                       ITEMS TO BE INCLUDED IN ANNUAL PLAN


          (i) a detailed estimate of the gross projected revenues for the forthcoming fiscal year;

          (ii)     a detailed estimate of the Operating Expenses;

          (iii) a statement as to the projected balances of the working capital and any replacement reserve accounts as of the first day of the forthcoming fiscal year;

          (iv) a statement as to the projected additions to or disbursements from any such reserve accounts for the forthcoming fiscal year;

          (v) an estimate of the projected net cash flow for the forthcoming fiscal year;

          (vi) a detailed description of the renovations or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year;

          (vii) an estimate of the total costs of the renovations or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year; and

          (viii) a description of the minimum insurance coverage to be maintained for the forthcoming fiscal year. Owner will provide Manager with the costs of insurance to be included in the Annual Plan at least forty-five (45) days prior to the date the Annual Plan is required to be submitted to Owner by Manager hereunder.

                             INSURANCE REQUIREMENTS

          1. PROPERTY INSURANCE. Coverage shall be on a comprehensive all risk basis and shall not exclude the following: fire, lightning, extended coverage, vandalism, electrical short circuit, flood, water damage, collapse, earthquake, debris removal, demolition, increased cost of construction (at commercially reasonable rates and limits) and the value of the undamaged portion.

               The amount of such insurance shall not be less than the full replacement cost (and a replacement cost endorsement shall be provided for these purposes permitting payment of the loss without a requirement to rebuild) as determined by an insurance appraisal or such other valuation.

               The Policy shall contain an endorsement called an "Agreed Amount Endorsement" which shall waive any and all co-insurance provisions under the Policy as it applies to the coverage. The Policy shall waive all of the insurer's rights of subrogation against Manager.

               Boiler & Machinery Insurance on a comprehensive form in an amount that is adequate to provide protection against the maximum amount of damage possible to buildings, improvements and contents resulting from a boiler, machinery or electrical incident that are sudden in nature.

               Earthquake Insurance will be required for each property unless waived by Owner.

          2. BUSINESS INTERRUPTION INSURANCE. Coverage shall include all of the risks referred to in subsection (1) above (Property Insurance). The amount of insurance shall not be less than the 100% of the estimated annual profits for each of the Restaurants. The Policy shall contain an agreed amount endorsement waiving all co-insurance provisions.

          3. COMMERCIAL LIABILITY INSURANCE. This Policy shall include coverage for claims arising from bodily injury, personal injury and property damage occurring upon, in or about each property. The coverage shall be on an occurrence basis and the minimum limits shall be not less than $ 1,000,000.

               Each policy shall cover the following hazards:

                    Premises and operations, contractual liability, personal injury, incidental malpractice and liquor related liability for a non-operator.

          4. COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE. This Policy shall include coverage for claims arising from bodily injury, and property damage occurring from use of owned and non-owned auto, and coverage of hired vehicles on an "if any" basis. Coverage should be on an occurrence basis with limits of not less than $1,000,000.

          5. UMBRELLA/EXCESS LIABILITY INSURANCE. This Policy (or Policies) shall provide limits of no less than $50,000,000 per occurrence and annual aggregate in excess of the policies described under Items 3. and 4. above. Manager shall also be a Named Insured on the policies described under 3, 4, and 5.

          6. WORKERS' COMPENSATION AND EMPLOYERS LIABILITY INSURANCE. This Policy shall include Voluntary Compensation and All States other than Monopolistic State Fund States and provide for a limit of not less than $100,000 for Employers Liability protection.

          7. GENERAL. All insurance shall be evidenced by valid and enforceable policies, issued by financially sound and responsible insurance companies having a Best Policyholder Rating of not less than A- XIV, and authorized to do business in the state in which each property is located.